Exhibit 99.6

EXECUTION VERSION

PRIVETERRA SPONSOR, LLC

300 SE 2nd Street, Suite 600

Fort Lauderdale, Florida 33301

June 29, 2023

POLAR MULTI-STRATEGY MASTER FUND

94 Solaris Avenue Camana Bay

PO Box 1348

Grand Cayman KY1-1108

Cayman Islands

Re:           Sponsor Share Arrangement

This letter agreement (the “Agreement”) is being made as of June 29, 2023, by and between Polar Asset Management Partners (“Polar”) and Priveterra Sponsor, LLC (“Sponsor”). Capitalized terms used, but not otherwise defined herein, shall have the meaning given to them in the Subscription Agreement (as defined below).

In connection with that certain Subscription Agreement (the “Subscription Agreement”), dated as of the date hereof, by and between Priveterra Acquisition Corp. (the “Company”) and Polar (the “Subscriber”) and that certain OTC Equity Prepaid Forward Transaction Agreement (the “Forward Purchase Agreement”), dated as of the date hereof, by and between the Company and the Subscriber, and in consideration for the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sponsor and Polar agree as follows:

In the event that the Transfer VWAP for the shares of common stock of the Company, par value $0.0001 per share (the “Common Shares”), purchased pursuant to the Subscription Agreement that are Transferred during the Measurement Period (the “Transferred PIPE Shares”) is less than $7.00 per share, then (i) Subscriber shall be entitled to receive a number of additional Common Shares that have been registered for resale by the Company under an effective resale registration statement pursuant to the Securities Act of 1933, as amended, under which Subscriber may sell or transfer such Common Shares in an amount that is equal to the Additional Shares and (ii) Sponsor shall promptly (but in any event within fifteen (15) Business Days) after the Measurement Date, transfer the Additional Shares to the Subscriber. In this regard, Sponsor and Subscriber shall enter into a customary assignment agreement pursuant to Section 5.2.2 of that certain Registration Rights Agreement to be dated as of the Measurement Date (the “RRA”) to make Subscriber a “Permitted Transferee” (within the meaning of the RRA) such that Subscriber has the benefit of the RRA including any then effective registration statement covering the resale of such Additional Shares to the extent that such Additional Shares are not otherwise freely transferrable under the Securities Act of 1933, as amended. For the avoidance of doubt, in the event the Transfer VWAP for the Transferred PIPE Shares is equal to or more than $7.00 per share, then the Subscriber shall not be entitled to any Additional Shares. Notwithstanding anything to the contrary herein, no fraction of a Common Share will be delivered pursuant to this Agreement, and if the Subscriber would otherwise be entitled to a fraction of a Common Share, the Subscriber shall instead have the number of Additional Shares issued to the Subscriber rounded down to the nearest whole Common Share. All references in this Agreement to numbers of shares, per share amounts and share prices shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or similar adjustment occurring after the date hereof.

For the purposes of this Agreement:

(i)	“Additional Shares” means the lesser of (A) a number of Common Shares equal to the Make-Whole Amount divided by the VWAP (measured as of the date the Additional Shares are Transferred to Subscriber) and (B) 200,000 Common Shares;

(ii)	“Make-Whole Amount” means an amount equal to the product of (A) $7.00 minus the Transfer VWAP multiplied by (B) the number of Transferred PIPE Shares;

(iii)	“Measurement Period” means the period commencing on the Closing Date and ending on the earlier of (A) the date that is twenty-four (24) months after the date hereof, (B) the date on which the Forward Purchase Agreement terminates and (C) the date on which all PIPE Shares are sold;

(iv)	“Measurement Date” means the last day of the Measurement Period,

(v)	“Trading Day” means any day on which trading in the Common Shares generally occurs on the stock exchange on which the Common Shares are then listed or if the Common Shares are not so listed or traded, then “Trading Day” means a business day, and

(vi)	“Transfer” means the (1) sale or assignment of, offer to sell, contract or agreement to sell, gift, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act of 1934 (as amended) with respect to any security, (2) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (3) public announcement of any intention to effect any transaction specified in clause (1) or (2).

(vii)	“Transfer VWAP” means the average price per share at which Transferred PIPE Shares are Transferred during the Measurement Period (for the avoidance of doubt, without netting out broker commissions or other selling expenses);

(viii)	“VWAP” means the per share volume weighted average price of the Common Shares as displayed under the heading “Bloomberg VWAP” on the applicable Bloomberg page (or, if such page is not available, its equivalent successor page) in respect of the five consecutive Trading Days ending on the Trading Day immediately prior to the measurement date (or, if such volume weighted average price is unavailable, the market value of one Common Share for such period, determined, using a volume weighted average price method, by a nationally recognized independent investment banking firm selected by the Sponsor). The VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

Sponsor hereby represents and warrants to Polar as follows:

a.	Sponsor has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

b.	This Agreement has been duly and validly executed and delivered by Sponsor and, assuming the due authorization, execution and delivery by Polar, constitutes a legal, valid and binding obligation of Sponsor enforceable against Sponsor in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

c.	The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance by Sponsor of its obligations hereunder will not conflict with, or result in any violation of or default under, any agreement or other instrument to which Sponsor is a party or by which Sponsor is bound, or any decree, order, statute, rule or regulation applicable to Sponsor.

d.	No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Sponsor in connection with the consummation of the transactions contemplated by this Agreement.

e.	There are no actions, suits, investigations or proceedings pending or threatened against Sponsor which: (i) seek to restrain, enjoin, prevent the consummation of the transactions contemplated by this Agreement or (ii) question the validity or legality of any such transactions or seek to recover damages or to obtain other relief in connection with any such transactions.

f.	(1) Sponsor currently owns all of the Common Shares that would become Additional Shares free and clear of all liens, claims and encumbrances of any kind, (2) Sponsor will not encumber or transfer to any other party such Common Shares that would become Additional Shares between the date hereof and the time of transfer of the Additional Shares to the Subscriber, and (3) upon transfer of the Additional Shares to the Subscriber, the Subscriber will have or receive good title to the Additional Shares, free and clear of all liens, claims and encumbrances of any kind.

Within five (5) days following the end of each calendar month during the Measurement Period, Subscriber shall provide to Sponsor a reasonably detailed written report evidencing any Transfer of Shares made during such calendar month and the price at which such Transfer was made, in such form as reasonably acceptable to Sponsor.

Section 8(a), (h), (i), (j), (l), (m), (o), (p), (q), and (v) of the Subscription Agreement are incorporated herein by reference, mutatis mutandis.

[Signature Page Follows]

Very truly yours,

Priveterra Sponsor, LLC

By:	/s/ Robert J. Palmisano
	Name:	Robert J. Palmisano
	Title:	Chief Executive Officer

Acknowledged and agreed:

Polar Asset Management Partners

By:
	Name:	Andrew Ma / Kirstie Moore
	Title:	CCO / Legal Counsel

[Signature Page to Polar PIPE Side Letter]

Very truly yours,

Priveterra Sponsor, LLC

By:
	Name:	Robert J. Palmisano
	Title:	Chief Executive Officer

Acknowledged and agreed:

Polar Asset Management Partners

By:	/s/ Andrew Ma / /s/ Kirstie Moore
	Name:	Andrew Ma / Kirstie Moore
	Title:	CCO / Legal Counsel

[Signature Page to Polar PIPE Side Letter]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

Priveterra Acquisition Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

SUPPLEMENT TO PROXY STATEMENT

OF

PRIVETERRA ACQUISITION CORP.

Dated June 29, 2023

The following disclosures in this proxy supplement (the “Supplement”) supplement, and should be read in conjunction with, the disclosures contained in the Company’s definitive proxy statement (the “Definitive Proxy Statement”), filed with the Securities and Exchange Commission (the “SEC”) on May 12, 2023, which in turn should be read in its entirety. To the extent the information set forth herein differs from or updates information contained in the Definitive Proxy Statement, the information set forth herein shall supersede or supplement the information in the Definitive Proxy Statement. All other information in the Definitive Proxy Statement remains unchanged.

As provided in the Definitive Proxy Statement, the Company is seeking shareholder approval of, among other things, a business combination with AEON Biopharma, Inc. (the “Business Combination Proposal”) and the issuance of common stock of the Company in connection with the business combination (the “Stock Issuance Proposal”). The purpose of the following supplemental disclosures is to provide information about certain additional equity financing arrangements (the “New Financing Agreements”) that have been entered into in connection with the business combination transaction and that will increase the number of shares of common stock of the Company that will be issued in connection with the business combination.

Terms used herein, unless otherwise defined, have the meanings set forth in the Definitive Proxy Statement.

DESCRIPTION OF NEW FINANCING AGREEMENTS

Forward Purchase Agreements

On June 29, 2023, Priveterra and AEON entered into separate agreements (each a “Forward Purchase Agreement”, and together, the “Forward Purchase Agreements”) with each of (i) ACM ARRT J LLC and (ii) Polar Multi-Strategy Master Fund (“Polar”, and each of ACM ARRT J LLC and Polar, individually, a “Seller”, and together, the “Sellers”) for OTC Equity Prepaid Forward Transactions. For purposes of each Forward Purchase Agreements, Priveterra is referred to as the “Counterparty” prior to the consummation of the Business Combination, while Pubco is referred to as the “Counterparty” after the consummation of the Business Combination. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Forward Purchase Agreements. Any reference herein to the `Forward Purchase Agreement' are to be treated as a reference to each Seller's separate agreement and should be construed accordingly and any action taken by a Seller should be construed as an action under its own respective agreement.

Pursuant to the terms of the Forward Purchase Agreements, the Sellers intend, but are not obligated, to purchase up to 7,500,000 shares of Class A common stock, par value $0.0001 per share, of Priveterra (“Priveterra Common Stock”) in the aggregate concurrently with the Closing pursuant to each Seller’s respective FPA Funding Amount PIPE Subscription Agreement (as defined below), less the number of shares of Priveterra Common Stock purchased by each Seller separately from third parties through a broker in the open market (“Recycled Shares”). No Seller shall be required to purchase an amount of shares of Priveterra Common Stock such that following such purchase, that Seller’s ownership would exceed 9.9% of the total shares of Priveterra Common Stock outstanding immediately after giving effect to such purchase, unless such Seller, at its sole discretion, waives such 9.9% ownership limitation. The Number of Shares subject to a Forward Purchase Agreement is subject to reduction following a termination of the Forward Purchase Agreements with respect to such shares as described under “Optional Early Termination” in the respective Forward Purchase Agreements.

Each Forward Purchase Agreement provides that a Seller will be paid directly an aggregate cash amount (the “Prepayment Amount”) equal to the product of (i) the Number of Shares as set forth in each Pricing Date Notice and (ii) the redemption price per share as defined in Section 9.2(a) of Priveterra’s Second Amended and Restated Certificate of Incorporation (the “Initial Price”).

The Counterparty will pay to each Seller separately the Prepayment Amount required under the respective Forward Purchase Agreement directly from the Counterparty’s Trust Account maintained by Continental Stock Transfer and Trust Company holding the net proceeds of the sale of the units in the Counterparty’s initial public offering and the sale of private placement warrants (the “Trust Account”) no later than the earlier of (a) one business day after the Closing Date and (b) the date any assets from the Trust Account are disbursed in connection with the Business Combination, except that to the extent the Prepayment Amount payable to a Seller is to be paid from the purchase of Additional Shares by such Seller pursuant to the terms of its FPA Funding Amount PIPE Subscription Agreement, such amount will be netted against such proceeds, with such Seller being able to reduce the purchase price for the Additional Shares by the Prepayment Amount. For the avoidance of doubt, any Additional Shares purchased by a Seller will be included in the Number of Shares for its respective Forward Purchase Agreement for all purposes, including for determining the Prepayment Amount.

Following the Closing, the reset price (the “Reset Price”) will initially be the Initial Price and subject to a $7.00 floor (the “Reset Price Floor”). The Reset Price will be subject to reset on a monthly basis (each a “Reset Date”) with the first such Reset Date occurring 90 days after the Closing Date to be the lowest of (a) the then-current Reset Price, (b) the Initial Price and (c) the 30-day VWAP Price of the Shares immediately preceding such Reset Date;

provided, however, that the Reset Price may be reduced immediately to any lower price at which the Counterparty sells, issues or grants any shares or securities convertible or exchangeable into shares (other than, among other things, grants or issuances under the Counterparty’s equity compensation plans, any securities issued in connection with the Business Combination or any securities issued in connection with the PIPE Subscription Agreements (as defined below)), subject to certain exceptions, in which case the Reset Price Floor would be eliminated.

From time to time and on any date following the Business Combination (any such date, an “OET Date”), any Seller may, in its absolute discretion, terminate its Forward Purchase Agreement in whole or in part by providing written notice to the Counterparty (the “OET Notice”), no later than the next Payment Date following the OET Date (which shall specify the quantity by which the Number of Shares shall be reduced (such quantity, the “Terminated Shares”)). The effect of an OET Notice shall be to reduce the Number of Shares by the number of Terminated Shares specified in such OET Notice with effect as of the related OET Date. As of each OET Date, the Counterparty shall be entitled to an amount from the Seller, and the Seller shall pay to the Counterparty an amount, equal to the product of (x) the number of Terminated Shares and (y) the Reset Price in respect of such OET Date. The payment date may be changed within a quarter at the mutual agreement of the parties.

The valuation date will be the earliest to occur of (a) the second anniversary of the Closing Date, (b) the date specified by a Seller in a written notice to be delivered to the Counterparty at a Seller’s discretion (which Valuation Date shall not be earlier than the day such notice is effective) after the occurrence of any of (w) a VWAP Trigger Event (x) a Delisting Event, (y) a Registration Failure or (z) unless otherwise specified therein, upon any Additional Termination Event and (c) 90 days after delivery by the Counterparty of a written notice in the event that for any 20 trading days during a 30 consecutive trading day-period that occurs at least six months after the Closing Date, the VWAP Price is less than the then applicable Reset Price, provided that a Registration Statement was effective and available for the entire measurement period and remains continuously effective and available during the entire 90 day notice period (the “Valuation Date”).

On the Cash Settlement Payment Date, which is the tenth local business day following the last day of the valuation period commencing on the Valuation Date, a Seller shall pay the Counterparty a cash amount equal to (1) (A) the Number of Shares as of the Valuation Date less the number of Unregistered Shares, multiplied by (B) the volume-weighted daily VWAP Price over the Valuation Period less (2) if the Settlement Amount Adjustment is less than the cash amount to be paid, the Settlement Amount Adjustment. The Settlement Amount Adjustment is equal to (1) the Number of Shares as of the Valuation Date multiplied by (2) $2.00 per share, and the Settlement Amount Adjustment will be automatically netted from the Settlement Amount. If the Settlement Amount Adjustment exceeds the Settlement Amount, the Counterparty will pay the Seller in shares of Priveterra Common Stock or, at the Counterparty’s election, in cash.

Each Seller has agreed to waive any redemption rights with respect to any Recycled Shares in connection with the Business Combination, as well as any redemption rights under Priveterra’s Second Amended and Restated Certificate of Incorporation that would require redemption by Priveterra of the Shares. Such waiver may reduce the number of shares of Priveterra Common Stock redeemed in connection with the Business Combination, and such reduction could alter the perception of the potential strength of the Business Combination. Each Forward Purchase Agreement has been structured, and all activity in connection with such agreement has been undertaken, to comply with the requirements of all tender offer regulations applicable to the Business Combination, including Rule 14e-5 under the Securities Exchange Act of 1934.

A copy of the form of Forward Purchase Agreement is filed as Exhibit 10.1 and Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC by Priveterra on the date hereof, and the foregoing description of the Forward Purchase Agreements is qualified in its entirety by reference thereto.

Committed Financing Agreements

As previously disclosed in the proxy statement/prospectus filed by Priveterra with the Securities and Exchange Commission on May 12, 2023, on January 6, 2023, AEON and Priveterra entered into Committed Financing Agreements with each of Alphaeon 1 LLC (“A-1”) and Daewoong Pharmaceutical Co., Ltd. (“Daewoong”, and together with A-1, the “Committed Financing Investors”) (together, the “Original Committed Financing Agreements”), pursuant to which the Committed Financing Investors agreed to purchase, and Priveterra and AEON agreed to sell to the Committed Financing Investors, $20 million aggregate principal of interim notes convertible into an aggregate of 2,857,143 shares of Priveterra Common Stock, for a purchase price of $7.00 per share pursuant to the Original Committed Financing Agreements.

Pursuant to its Original Committed Financing Agreement, and as previously disclosed by Priveterra, on March 9, 2023, A-1 executed an Interim Note Subscription Agreement (the “Original A-1 Note Subscription Agreement”) for the subscription of $15 million aggregate principal of interim notes issued by AEON (the “Interim Notes”). Pursuant to such Original A-1 Note Subscription Agreement, at the option of A-1, all or a portion of such Interim Notes could be issued immediately prior to the Closing upon payment by A-1 of the principal amount at Closing, or issued as pre-funded notes.

On June 23, 2023, A-1 entered into an amendment to its Original A-1 Note Subscription Agreement (the “Amended A-1 Note Subscription Agreement”) to add the subscription of $20 million additional aggregate principal of Interim Notes. Pursuant to the Amended A-1 Note Subscription Agreement, at the option of A-1, all or a portion of such Interim Notes could be issued immediately prior to the Closing upon payment by A-1 of the principal amount at Closing, or issued as pre-funded notes. In connection therewith, on June 8, 2023, AEON and Priveterra entered into a Committed Financing Agreement with A-1 (the “Additional Committed Financing Agreement”), pursuant to which A-1 agreed to purchase, and Priveterra and AEON agreed to sell to A-1, an additional $20 million aggregate principal of interim notes convertible into 2,857,143 shares of Priveterra Common Stock, for a purchase price of $7.00 per share pursuant to the Additional Committed Financing Agreement.

Pursuant to its Committed Financing Agreement, on June 27, 2023, Daewoong executed a Note Subscription Agreement (the “Daewoong Note Subscription Agreement” and together with the Amended A-1 Note Subscription Agreement, the “Note Subscription Agreements”), pursuant to which Daewoong agreed to purchase, and Priveterra and AEON agreed to sell to Daewoong, an additional aggregate $5 million aggregate principal of Interim Notes convertible into 714,285 shares of Pubco Common Stock, for a purchase price of $7.00 per share. Pursuant to such Daewoong Note Subscription Agreement, at the option of Daewoong, all or a portion of such Interim Notes could be issued immediately prior to the Closing upon payment by Daewoong of the principal amount at Closing, or issued as pre-funded notes.

A copy of the form of Note Subscription Agreement is filed as Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC by Priveterra on the date hereof, and the foregoing description of the Note Subscription Agreements is qualified in its entirety by reference thereto.

FPA Funding Amount PIPE Subscription Agreements

On June 29, 2023, Priveterra entered into separate subscription agreements (the “FPA Funding Amount PIPE Subscription Agreements”) with each of ACM ARRT J LLC and Polar (collectively, the “FPA Funding PIPE Investors”). Any reference herein to the `FPA Funding Amount PIPE Subscription Agreements' are to be treated as a reference to each FPA Funding PIPE Investor's separate agreement and should be construed accordingly and any action taken by a FPA Funding PIPE Investor should be construed as an action under its own respective agreement.

Pursuant to the FPA Funding PIPE Subscription Agreements, the FPA Funding PIPE Investors agreed to subscribe for and purchase, and Priveterra agreed to issue and sell to the FPA Funding PIPE Investors, on the Closing Date, an aggregate of 7,500,000 shares of Priveterra Common Stock, less the Recycled Shares in connection with the Forward Purchase Agreements.

A copy of the form of FPA Funding Amount PIPE Subscription Agreement is filed as Exhibit 10.4 to the Current Report on Form 8-K filed with the SEC by Priveterra on the date hereof, and the foregoing description of the FPA Funding Amount PIPE Subscription Agreements is qualified in its entirety by reference thereto.

New Money PIPE Subscription Agreements

On June 29, 2023, Priveterra entered into separate subscription agreements (the “New Money PIPE Subscription Agreements” and together with the FPA Funding Amount PIPE Subscription Agreements, the “PIPE Subscription Agreements”) with each of ACM ASOF VIII Secondary-C LP and the Polar Affiliate (collectively, the “New Money PIPE Investors”). Any reference herein to the `New Money PIPE Subscription Agreements' are to be treated as a reference to each New Money PIPE Investor's separate agreement and should be construed accordingly and any action taken by a New Money PIPE Investor should be construed as an action under its own respective agreement.

Pursuant to the New Money PIPE Subscription Agreements, the New Money PIPE Investors agreed to subscribe for and purchase, and Priveterra agreed to issue and sell to the New Money PIPE Investors, on the Closing Date, an aggregate of 1,000,000 shares of Priveterra Common Stock for a purchase price of $7.00 per share, for aggregate gross proceeds of $7 million. Pursuant to its New Money PIPE Subscription Agreement, Priveterra will issue 75,000 shares of Priveterra Common Stock to ACM ASOF VIII Secondary-C LP as a structuring fee in consideration of certain services provided by it in the structuring of its Forward Purchase Agreement and the transactions described therein.

A copy of the form of New Money PIPE Subscription Agreement is filed as Exhibit 10.5 to the Current Report on Form 8-K filed with the SEC by Priveterra on the date hereof, and the foregoing description of the New Money PIPE Subscription Agreements is qualified in its entirety by reference thereto.

Letter Agreements

On June 29, 2023, Priveterra Sponsor, LLC (“Sponsor”) entered into separate letter agreements (each, a “Letter Agreement” and collectively, the “Letter Agreements”) with each of ACM ASOF VIII Secondary-C LP and Polar. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Letter Agreements.

Pursuant to the Letter Agreements, in the event that the Transfer VWAP for the shares of Priveterra Common Stock purchased pursuant to the New Money PIPE Subscription Agreements that are Transferred during the Measurement Period (the “Transferred PIPE Shares”) is less than $7.00 per share, then (i) ACM ASOF VIII Secondary-C LP and Polar shall be entitled to receive a number of additional shares of Priveterra Common Stock that have been registered for resale by the Company under an effective resale registration statement pursuant to the Securities Act, under which ACM ASOF VIII Secondary-C LP and Polar may sell or transfer such shares of Priveterra Common Stock in an amount that is equal to the lesser of (A) a number of shares of Priveterra Common Stock equal to the Make-Whole Amount divided by the VWAP (measured as of the date the Additional Shares are Transferred to ACM ARRT J LLC or Polar, as applicable) and (B) 400,000 shares of Priveterra Common Stock (the “Additional Shares”) and (ii) Sponsor shall promptly (but in any event within fifteen (15) business days) after the Measurement Date, transfer the Additional Shares to ACM ASOF VIII Secondary-C LP or Polar, as applicable. For the avoidance of doubt, in the event the Transfer VWAP for the Transferred PIPE Shares is equal to or more than $7.00 per share, then neither ACM ASOF VIII Secondary-C LP nor Polar shall be entitled to any Additional Shares. “Make-Whole Amount” means an amount equal to the product of (A) $7.00 minus the Transfer VWAP multiplied by (B) the number of Transferred PIPE Shares.

A copy of the form of Letter Agreement is filed as Exhibit 99.1 and Exhibit 99.2 to the Current Report on Form 8-K filed with the SEC by Priveterra on the date hereof, and the foregoing description of the Letter Agreements is qualified in its entirety by reference thereto.

PROPOSAL NO. 4

THE STOCK ISSUANCE PROPOSAL

In connection with the entry into those certain New Financing Agreements described in further detail above, the Board has determined to revise the Stock Issuance Proposal for which Priveterra is seeking approval at the Special Meeting (as defined below), described under the caption “Proposal No. 4 – The Stock Issuance Proposal” in the Definitive Proxy Statement.

As a result of these revisions, the proposed Stock Issuance Proposal, if approved by stockholders, would approve the issuance of 14,214,286 shares of New AEON common stock issued pursuant to the Committed Financing Agreements (including the New Financing Agreements) (rather than 2,857,143 shares of New AEON common stock, as originally contemplated). Additionally, Priveterra may issue up to 250,000 additional shares of New AEON common stock to certain service providers as compensation for services provided. Priveterra may also issue up to 100,000 additional shares of New AEON common stock to certain investors in order to help satisfy listing standards and raise additional capital. By this Supplement, all references in the proxy statement (including any Appendix thereto) and proxy card to the Committed Financing Agreements are hereby amended to include the New Financing Agreements (including any such agreements with service providers) and all references in the proxy statement (including any Appendix thereto) to such 2,857,143 shares are hereby amended to be references to 14,564,286 shares.

Priveterra intends to present the Stock Issuance Proposal, as amended and described in this Supplement, to stockholders for their approval at the Special Meeting, and all references to the Stock Issuance Proposal contained in the Definitive Proxy Statement and proxy card pertaining to the Special Meeting shall be deemed to refer to the Stock Issuance Proposal, as so amended.

In light of the revisions described above to the Stock Issuance Proposal, if you have previously voted with respect to Proposal No. 4 and you wish to revoke your proxy or change your vote, you should revoke your proxy or submit a new proxy containing your vote on that proposal, as revised, in accordance with the instructions set forth in the Definitive Proxy Statement. Submitted proxies not revoked or re-voted will be counted as previously indicated with respect to Proposal No. 4.

IMPORTANT NOTICES

Additional Information and Where to Find It

The Company has filed with the SEC the Definitive Proxy Statement in connection with a special meeting of the Company’s stockholders to vote on, among other things, the Merger (the “Special Meeting”) and, beginning on May 12, 2023, mailed the Definitive Proxy Statement and other relevant documents to its stockholders as of the April 11, 2023 record date for the Special Meeting. The Company’s stockholders and other interested persons are advised to read the Definitive Proxy Statement and any other relevant documents that have been or will be filed with the SEC in connection with the Company’s solicitation of proxies for the Special Meeting because these documents will contain important information about the Company and related matters. Stockholders may also obtain a free copy of the Definitive Proxy Statement, as well as other relevant documents that have been or will be filed with the SEC, without charge, at the SEC’s website located at www.sec.gov.

Participants in the Solicitation

The Company and its directors and executive officers may be considered participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed Merger described in this Current Report under the rules of the SEC. Information about the directors and executive officers of the Company is set forth in the Proxy Statement, and is available free of charge at the SEC’s website at www.sec.gov or by directing a request to: Priveterra Acquisition Corp., Attn: Secretary, 300 SE 2nd Street, Suite 600, Fort Lauderdale, FL 33301.

AEON and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed Merger. A list of the names of such directors and executive officers and information regarding their interest in the proposed Merger is set forth in the Definitive Proxy Statement.

Forward-Looking Statements

Certain statements, estimates, targets and projections in this Current Report may be considered forward-looking statements. Forward-looking statements generally relate to future events involving, or future performance of, the Company or AEON. In some cases, you can identify forward-looking statements by terminology such as “pro forma”, “may”, “should”, “could”, “might”, “plan”, “possible”, “project”, “strive”, “budget”, “forecast”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, and AEON and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of negotiations and any subsequent definitive agreements with respect to the Merger; (ii) the outcome of any legal proceedings that may be instituted against the Company, AEON, the combined company or others following the announcement of the Merger and any definitive agreements with respect thereto; (iii) the inability to complete the Merger due to the failure to obtain approval of the stockholders of the Company or AEON or to satisfy other conditions to closing; (iv) changes to the proposed structure of the Merger that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Merger; (v) the ability to meet stock exchange listing standards following the consummation of the Merger; (vi) the risk that the Merger disrupts current plans and operations of AEON as a result of the announcement and consummation of the Merger; (vii) the ability to recognize the anticipated benefits of the Merger, which may be affected by, among other things, the ability to identify, develop and commercialize product candidates, the initiation, cost, timing, progress or results of current or planned preclinical studies and clinical trials, product acceptance and/or receipt of regulatory approvals for product candidates, including related milestones, the plans, strategies and objectives of management for future operations, the beliefs and assumptions of management regarding future events, potential markets or market size, or technological developments, competition and advancement of research and development activities in the biopharma industry, the ability of the combined company to grow and manage growth profitably, maintain relationships with suppliers and retain its management and key employees, costs related to the Merger, changes in applicable laws or regulations, the possibility that AEON or the combined company may be adversely affected by other economic, business, regulatory, and/or competitive factors; (viii) AEON’s estimates of expenses and profitability, the evolution of the markets in which AEON competes, the ability of AEON to implement its strategic initiatives and continue to innovate its existing product candidates, the ability of AEON to defend its intellectual property and satisfy regulatory requirements, the impact of the COVID-19 pandemic on AEON’s business; and (ix) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s final prospectus dated February 11, 2021, relating to its initial public offering and other risks and uncertainties indicated from the time to time in the Proxy Statement, including those set forth under “Risk Factors” therein, and other documents filed to be filed with the SEC by the Company.

No Offer or Solicitation

This Supplement shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.